UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2012

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32408	13-3725229
(Commission File Number)	(I.R.S. Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

(704) 344-8150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 6, 2012, the Moving Ahead for Progress in the 21st Century Act was signed into law. The Act contains a pension funding stabilization provision which allows pension plan sponsors to use higher interest rate assumptions in determining funded status and funding obligations. As a result, FairPoint Communications, Inc. (“FairPoint” or the “Company”) expects that its 2013 pension plan contribution required by ERISA will be lower than it would have otherwise been in the absence of this stabilization provision. FairPoint has not yet determined its 2013 pension plan funding obligation, which is dependent upon a number of variables, including the 25 year average of the segment rates that will be used to implement the stabilization provision and will be published by the Internal Revenue Service in the near future.

FairPoint previously disclosed that it expected to contribute approximately $19.8 million to its qualified pension plans in 2012. FairPoint does not expect its 2012 required contribution will change materially as a result of the new law. If the stabilization provision had been effective as of January 1, 2011, management believes that FairPoint’s 2012 required contribution would have been $8 to $10 million lower. However, the actual impact of the new law on FairPoint’s 2013 contribution could differ materially from what the anticipated impact would have been on the 2012 required contribution.

FairPoint believes that the intent of the stabilization provision is to alter the timing of pension plan contributions, not to reduce the long-term funding of pension plans. Accordingly, the relief provided to companies as a result of the stabilization provision will likely be temporary in nature in that it may reduce near-term required contributions and increase required contributions in the medium to long-term.

The pension funding stabilization provision will not affect FairPoint’s reported pension liability for purposes of generally accepted accounting principles.

This Current Report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Risk Factors” in the reports the Company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent reports filed with the SEC.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Date: July 19, 2012